Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Annual Report of WorldGate Communications Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Calarco, as Principal Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 5, 2011	/s/ Joseph Calarco
Joseph Calarco Controller and Vice President, Finance
(Principal Financial Officer)